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                                 Exhibit No. 12
                                 --------------

              Computation of Ratio of Earnings to Fixed Charges


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                           THE PROGRESSIVE CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (millions)


                                                                         Years Ended December 31,
                                                               ------------------------------------------
                                                                1998     1997     1996     1995     1994
                                                               ------------------------------------------
Income before income taxes                                     $661.1   $578.5   $441.7   $345.9   $379.8
                                                               ------------------------------------------
Fixed charges:
    Interest and amortization on indebtedness                    64.6     64.6     61.5     57.1     56.9
    Portion of rents representative of the interest factor        6.7      5.6      4.5      4.2      3.1
                                                               ------------------------------------------
Total fixed charges                                              71.3     70.2     66.0     61.3     60.0
                                                               ------------------------------------------
Total income available for fixed charges (1)                   $728.9   $648.7   $507.7   $407.2   $438.2
                                                               ==========================================
Ratio of earnings to fixed charges                               10.2      9.2      7.7      6.6      7.3
                                                               ==========================================

(1) Excludes interest capitalized of $3.5 million for the year ended December 31, 1998 and $1.6 million for the year ended December 31, 1994; there was no interest capitalized in 1997, 1996 or 1995.